UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

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INTER - TEL, INCORPORATED

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CORPORATE GOVERNANCE AND OTHER MATTERS
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2003
COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2003
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF MANAGEMENT
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES
OPTION GRANTS IN LAST FISCAL YEAR

INTER-TEL, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2004

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Inter-Tel, Incorporated (the “Company”), an Arizona corporation, will be held on April 27, 2004, at 10:00 a.m., local time, at the Company’s office located at 1615 S. 52nd Street, Tempe, Arizona 85281, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are duly elected and qualified;

2.	To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent auditors;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Each of the foregoing items of business is more fully described in the Proxy Statement accompanying this Notice and will be discussed at the Annual Meeting with adequate time allotted for shareholder questions.

     Only shareholders of record at the close of business on March 5, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting. A copy of the Company’s 2003 Annual Report to Shareholders, which includes certified financial statements, was mailed with this Notice and Proxy Statement on or about March 19, 2004 to all shareholders of record on the Record Date.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to vote by telephone according to the instructions provided on the proxy card. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy.

Sincerely,

KURT R. KNEIP,
Secretary

Phoenix, Arizona
March 17, 2004

INTER-TEL, INCORPORATED
1615 S. 52nd Street
Tempe, Arizona 85281

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is furnished by Inter-Tel, Incorporated (“Inter-Tel” or the “Company”), for use at the Annual Meeting of Shareholders to be held April 27, 2004 at 10:00 a.m., local time or at any postponement or continuation of the meeting, as applicable, or at any adjournment thereof (as applicable, the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s principal office building located at 1615 S. 52nd Street, Tempe, Arizona 85281. These proxy solicitation materials were mailed on or about March 19, 2004 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Share Ownership

     Only shareholders of record at the close of business on the Record Date, or March 5, 2004, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 25,626,871 shares of the Company’s Common Stock were issued and outstanding.

Revocability of Proxies

     The enclosed proxy is being solicited by the Board of Directors of the Company. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting and Solicitation

     Every shareholder voting at the Annual Meeting for the election of directors may either (i) cumulate such shareholder’s votes and give one nominee for director a number of votes equal to (a) the number of directors to be elected, multiplied by (b) the number of shares of the Company’s Common Stock held by such shareholder; or (ii) distribute such shareholder’s votes on the same principle among as many nominees for director as the shareholder thinks fit, provided that votes cannot be cast for more than five nominees. However, no shareholder will be entitled to cumulate votes for any nominee unless such nominee’s name has been placed in nomination prior to the voting and such shareholder, or another shareholder, has given notice at the Annual Meeting prior to the voting for directors of the intention of such shareholder to cumulate such shareholder’s votes. On all other matters, one vote may be cast for each share of the Company’s Common Stock held by a shareholder.

     A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. All matters to be considered and acted upon by the shareholders at the Annual Meeting must be approved by a majority of the shares represented at the Annual Meeting and entitled to vote. Consequently, abstentions will have the same legal effect as votes against a proposal. In contrast, broker “non-votes” resulting from a broker’s inability to vote a client’s shares on non-discretionary matters will have no effect on the approval of such matters.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Telephone and Internet voting will also be allowed according to the instructions provided on the proxy card submitted with this proxy.

     The cost of this proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of the Company’s Common Stock for expenses incurred in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and regular employees, personally or by telephone or facsimile, without additional compensation.

Deadline for Receipt of Shareholder Proposals

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the annual meeting of the Company for the fiscal year ending December 31, 2004 must be received by the Company no later than November 19, 2004, in order to be included in the proxy statement and form of proxy relating to such meeting.

     SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the 2005 Annual Meeting is February 2, 2005, 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s year 2005 Annual Meeting.

Independent Auditors

     The independent auditors of the Company for the fiscal year ended December 31, 2003 were Ernst & Young LLP. A representative of Ernst & Young LLP will attend the annual meeting for purposes of responding to appropriate questions.

ELECTION OF DIRECTORS (Proposal No. 1)

Nominees. Five (5) directors are to be elected at the Annual Meeting. Each nominee named below is currently a director of the Company. In the event that any nominee of the Company becomes unavailable for any reason or if a vacancy should occur before election (which events are not currently anticipated by the Company), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them cumulatively, in their discretion, in such a manner as to ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders in their discretion. The term of office of each person elected as a director will continue until the next annual meeting and until his successor has been duly elected and qualified.

     The names of the nominees and certain biographical information relating to the nominees are set forth below.

			Director
Name of Nominees	Age	Current Position(s)	Since
Steven G. Mihaylo	60	Chairman and Chief	1969
		Executive Officer
J. Robert Anderson	67	Director	1997
Jerry W. Chapman	63	Director	1999
Gary D. Edens	62	Director	1994
C. Roland Haden	63	Director	1983

MR. MIHAYLO, the founder of Inter-Tel, has served as Chairman of the Board of Directors of Inter-Tel from July 1969 to October 1982 and from September 1983 to the present. He served as President of Inter-Tel from 1969 to 1983, from 1984 to December 1994, and from May 1998 to present. Mr. Mihaylo has served as Inter-Tel’s Chief Executive Officer since the Company’s formation in July 1969.

MR. ANDERSON has served as one of our directors since February 1997. Mr. Anderson held various positions at Ford Motor Company from 1963 to 1983, serving as President of the Ford Motor Land Development Corporation from 1978 to 1983. He served as Senior Vice President, Chief Financial Officer and as a member of the Board of Directors of The Firestone Tire and Rubber Company from 1983 to 1989, and as Vice Chairman of Bridgestone/Firestone, Inc. from 1989 through 1991. He most recently served as Vice Chairman, Chief Financial Officer and as a member of the Board of Directors of the Grumman Corporation from 1991 to 1994. He currently serves on the boards of GenCorp, Inc. and B-G Corp. Mr. Anderson is currently semi-retired, and he is an active leader in various business, civic and philanthropic organizations.

MR. CHAPMAN was elected as one of our directors in December 1999 and previously served as one of our directors from 1989 to 1992. As a Certified Public Accountant, he served with a local accounting firm from 1963 through 1969, at which time he joined Ernst & Ernst, a predecessor entity of Ernst & Young LLP. He became a partner of Ernst & Young in 1977 and, until retiring from the firm in 1989, served as engagement partner on a wide variety of audit, assurance and consulting engagements. Additionally, he managed Ernst & Young’s practices in Arizona as well as various offices in the adjoining southwest states from 1980 through 1989. He then operated his own consulting firm through 1992 and joined Arthur Andersen in 1993 as a partner specializing in providing business consulting services. He retired from Arthur Andersen in 1999. Mr. Chapman currently serves on the board of CoBiz Inc., a public company headquartered in Denver, Colorado. Additionally, he provides services for a small number of clients requiring strategic and market-driven services.

MR. EDENS has served as one of our directors since October 1994. He was a broadcasting media executive from 1970 to 1994, serving as Chairman and Chief Executive Officer of Edens Broadcasting, Inc. from 1984 to 1994, when that corporation’s nine radio stations were sold. Mr. Edens has served on a number of corporate boards, such as Great Western Bank and Citibank (Arizona). He is currently President of The Hanover Companies, Inc., an investment firm. He is an active leader in various business, civic and philanthropic organizations.

DR. HADEN has served as one of our directors since 1983. Dr. Haden was Vice Chancellor and Dean of Engineering of Texas A&M University from 1993 until his retirement in August 2002. Previously, he was Vice Chancellor of Louisiana State University, Dean of the College of Engineering and Applied Sciences at Arizona State University, and Vice President for Academic Affairs at Arizona State University. He earlier served as department head at the University of Oklahoma. Dr. Haden has served on a number of corporate boards, such as Square D Company and E-Systems, Inc., both then Fortune 500 companies. He currently serves on the board of Crosstex Energy, GP, LLC of Dallas. Dr. Haden holds a Ph.D. in Electrical Engineering from the University of Texas.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH NOMINEE LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal No. 2)

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2004. Although Inter-Tel is not required to seek shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment.

     Ernst & Young LLP has issued its report, included in the Company’s Form 10-K, on the consolidated financial statements of the Company for the year ending December 31, 2003. Ernst & Young LLP has served as the Company’s independent auditors in every year in which the Company’s stock has been publicly traded.

     Before selecting Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Fees Billed by Ernst & Young LLP During Fiscal 2003 and 2002.

The Audit Committee has established a policy of pre-approving audit and non-audit services provided by the auditors of Inter-Tel. Each of the fees for services listed below for 2003 were pre-approved by Inter-Tel’s Audit Committee. The Audit Committee’s review included matters to be considered under the rules of the SEC, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee expressed its satisfaction with Ernst & Young LLP in all of these respects. The Audit Committee of our board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as our independent auditors. The following table sets forth the approximate aggregate fees billed by Ernst & Young LLP to Inter-Tel during fiscal 2003 and 2002:

	2003	2002
Audit Fees (1)
Audit of consolidated financial statements	$214,000	$210,000
Timely quarterly reviews	44,000	30,000

Total Audit Fees	258,000	240,000

Audit-Related Fees (2)
Consultation on accounting transactions	—	12,000
Employee benefit plan audit	—	26,000

Total Audit-Related Fees	—	38,000

Tax Fees (2)
Tax consulting	41,000	36,000

Total Tax Fees	41,000	36,000

All Other Fees (2)
Form S-8, Stock Options and Other	5,000	—

Total All Other Fees	5,000	—

Total Fees	$304,000	$314,000

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

     The Company did not engage Ernst & Young LLP to provide any separate information technology services during the fiscal years ended December 31, 2003 or 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Ernst & Young LLP.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

CORPORATE GOVERNANCE AND OTHER MATTERS

Board Meetings and Committees

     The Board of Directors of the Company held a total of four (4) regularly scheduled meetings during the fiscal year ended December 31, 2003. The Board of Directors has Audit, Compensation, and Corporate Governance and Nominating Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors. The information provided below describes each committee, its current membership, the number of meetings held during fiscal year 2003 and its function.

     During the fiscal year ended December 31, 2003, each director attended all of the Board meetings, except Dr. Haden, who attended all but one Board meeting. Except for Dr. Haden, who was unable to attend one committee meeting, each member of the Board who served on one or more of the above-listed committees attended all meetings of the committee(s) on which such director served.

Director Independence

     The Board of Directors has determined that each of its current directors, including all directors standing for re-election, except the Chief Executive Officer, has no material relationship with Inter-Tel and is independent within the meaning of the NASDAQ Stock Market, Inc. (“Nasdaq”) director independence standards, as currently in effect and as they may be changed from time to time.

Audit Committee

     The Audit Committee of the Board of Directors consisted of directors Chapman, Anderson, Edens and Haden, each of whom is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Board of Directors has determined that director Chapman is an “Audit Committee financial expert” as defined in SEC rules. Mr. Chapman serves as Chairman of the Audit Committee.

     Pursuant to the Audit Committee charter, the Audit Committee reviews, acts and reports to the Board of Directors of the Company on various auditing and accounting matters, including the appointment of the Company’s independent auditors, the scope of the Company’s annual audits, fees to be paid to the Company’s independent auditors, the performance of the Company’s independent auditors, the sufficiency of the Company’s internal controls and the Company’s accounting and financial management practices. The Audit Committee met four (4) times during the last fiscal year. The Audit Committee also meets with our independent auditors in an executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. A report of the Audit Committee is set forth below.

Compensation Committee

     The Compensation Committee consists of directors Anderson, Edens and Haden. Dr. Haden joined the committee on October 20, 2003. Each of the members of the Compensation Committee is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Compensation Committee reviews employee compensation and makes recommendations thereon to the Board of Directors and administers the Company’s Stock Incentive Plans. The Compensation Committee also determines, upon review of relevant information, the employees to whom options shall be granted. Mr. Anderson serves as Chairman of the Compensation Committee. The Compensation Committee met one (1) time during the last fiscal year. The Charter of the Compensation Committee is included herein as Exhibit A. A report of the Compensation Committee is set forth below.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2003, no member of the Compensation Committee was an officer or employee of Inter-Tel. During fiscal year 2003, no member of the Compensation Committee or executive officer of Inter-Tel served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of directors Chapman, Anderson, Edens and Haden, each of whom is independent within the meaning of the Nasdaq director independence standards, as currently in effect and as they may be changed from time to time. The Corporate Governance and Nominating Committee was formed in February 2004. Mr. Edens serves as Chairman of the Corporate Governance and Nominating Committee. The Charter of the Corporate Governance and Nominating Committee is included herein as Exhibit B.

     The responsibilities of the Corporate Governance and Nominating Committee include:

•	considering and periodically reporting on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•	developing and recommending corporate governance principles applicable to us;

•	overseeing the evaluation of management, the Board of Directors and the committees thereof; and

•	evaluating and recommending compensation for the Board of Directors.

     The Corporate Governance and Nominating Committee will also consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below. In evaluating such recommendations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address our director membership criteria. Any shareholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:

Inter-Tel, Incorporated
1615 S. 52nd Street,
Tempe, Arizona 85281
Attn: Corporate Secretary.

     The procedures for shareholder direct nomination of directors are described in detail in our bylaws, which will be provided to you upon written request.

Director Qualifications

     The Corporate Governance and Nominating Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with longstanding Inter-Tel values and standards. Director nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Director

     The Corporate Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee will regularly assess the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of the Board of Directors, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. In evaluating the suitability of the candidates, the committee will consider relevant factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The committee will evaluate such factors, among others, and considers each individual candidate in the context of the current perceived needs of the board of directors as a whole.

     As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Corporate Governance and Nominating Committee will use the qualifications standards discussed above and seek to achieve a balance of knowledge, experience and capability on the Board of Directors.

     The Board of Directors has final authority on determining the selection of director candidates for nomination to the Board. These policies and procedures may be modified at any time as may be determined by the committee.

Communications with the Board of Directors

     Shareholders may communicate with the Board of Directors by submitting an email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. Communications received electronically or in writing will be distributed to the chairman of the board or the other members of the board as appropriate depending on the facts and circumstances outlined in the communication received.

Board Attendance at Annual Shareholder Meetings

     Although the Company does not have a formal policy regarding attendance by members of the board at the Company’s annual meeting of shareholders, the Company encourages, but does not require directors to attend.

Code of Business Conduct and Ethics

     We have a Code of Business Conduct (“Code”) that applies to all of our employees, including our principal executive officer and principal financial and accounting officer. This code is posted on our Internet web site. The Internet address for our web site is http://www.inter-tel.com, and the code may be found as follows:

  1. From our main web page, first click on “About Inter-Tel.”

  2. Next, click on “Code of Business Conduct.”

     We will provide a copy of the Code upon request made by email to financialinfo@inter-tel.com or by writing to us at Inter-Tel, Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, Arizona 85281. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this Code by posting such information on our web site, at the address and location specified above, and to the extent required, by filing a Current Report on Form 8-K with the SEC disclosing such information.

AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2003

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and the clarity of the Company’s disclosures in the financial statements.

     In addition, the Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, and in particular, SAS 61. Furthermore, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

     The Audit Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting. The Audit Committee held four (4) meetings during the fiscal year ended December 31, 2003. The members of the Audit Committee are Mr. Chapman (Chairman), Mr. Anderson, Mr. Edens and Dr. Haden, all of whom meet the independence requirements of the Nasdaq stock market. The Board has determined that Mr. Chapman is an Audit Committee financial expert.

     Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by directors in their discretion or at the request of the Board.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP, as the Company’s independent auditors.

     AUDIT COMMITTEE: Jerry W. Chapman (Chairman), J. Robert Anderson, Dr. C. Roland Haden and Gary Edens.

     February 17, 2004

COMPENSATION COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2003

Executive Compensation Principles

     The Company’s Compensation Committee’s responsibilities include determining the cash and non-cash compensation of executive officers. The Compensation Committee’s policy regarding compensation of the Company’s executive officers is to provide generally competitive salary levels and compensation incentives in order to attract and retain individuals of outstanding ability; to recognize and reward individual performance and the performance of the Company; and to support the Company’s primary goal of increasing shareholder value. Through 2003, non-cash compensation had been limited to stock option grants to purchase Common Stock at fair market value at the grant date. All executive officers and certain employees of the Company participate in such stock incentive plans. All options to purchase Common Stock were granted with exercise prices equal to the fair market value of the Common Stock on the date of grant. These plans are designed to attract and retain qualified personnel and to tie their performance to the enhancement of shareholder value. Stock options vest at the end of either four or five years from the date of grant.

     Executive officers, together with other permanent Inter-Tel employees, may also participate in the Company’s 401(k) Thrift Savings Plan. Each executive officer participated in the Inter-Tel Employee Stock Ownership Plan through July 1997, the date the plan assets were frozen, except for Mr. Stout, who was not allocated shares before the date the plan was frozen. All executive officers may also participate in the Inter-Tel Employee Stock Purchase Plan except for Mr. Mihaylo, who is not eligible to participate because he owns greater than 5% of the Company’s Common Stock.

     In February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement, the board of directors approved payments of $250,000, $225,000, $225,000 and $40,000 to Steven G. Mihaylo, Craig Rauchle, Norman Stout and Jeff Ford, respectively. These one-time special payments were approved by the Compensation Committee after the settlement was awarded, based in part on the significant amounts of time and energy expended over several years by these executives related to the lawsuit.

     During 1999, each of the Named Executive Officers and other officers and selected employees of the Company were offered loans to acquire the Company’s Common Stock. Promissory Notes were established to cover the cost of exercise of stock options, including applicable taxes, or the cost of the Company’s Common Stock purchased in the open market during May and June of 1999. The loans were interest-only notes with balloon payments due on or before March 15, 2004. The loans bore interest at the mid-term applicable federal interest rates, compounded annually. Interest payments were due on or before March 15 of each anniversary beginning on March 15, 2000. The notes were full recourse loans and the Company retained the Common Stock certificates as collateral. As of December 31, 2003, all loans had been paid in full by each of the respective individuals. Messrs. Mihaylo and Kneip each paid off their respective loans in full during 1999, Mr. Ford paid off his loan in full in 2002 and Messrs. Rauchle and Stout each paid off their respective loans in full during 2003. The following table sets forth the details at December 31, 2003 of the stock loan activity for the Named Executive Officers that had activity during 2003.

		Life-to-date	Principal and	Loan
	Original Stock	Accrued	Interest Payments	Balance at
Name	Loan Balance ($)	Interest (a)	Through 12-31-03 (b)	12-31-03
Craig W. Rauchle	106,816	20,738	127,554	—
Norman Stout	266,026	56,139	322,165	—

(a)	Accrued interest is the amount accrued through the date of loan payoff.

(b)	Messrs. Rauchle and Stout paid all remaining outstanding principal and interest amounts due under their respective loans on October 28, 2003.

     Two of the Company’s executive officers received loans from Inter-Tel during 1999 to acquire common stock in Cirilium, a company formed during 1999 that was jointly owned by Inter-Tel and Hypercom Corporation. Norman Stout and Craig Rauchle received loans on December 29, 1999 of $250,000 and $200,000, respectively, to acquire 375,000 and 300,000 shares, respectively, of voting common stock of Cirilium. The Promissory Notes were interest-only notes with balloon payments due on or before March 15, 2004. The loans bore interest at the mid-term applicable federal interest rates, compounded annually. Interest payments were due on or before March 15 of each anniversary beginning on March 15, 2000. The notes were full recourse loans. As of December 31, 2003, all loans had been paid in full by each of the respective individuals. Mr. Stout paid off his Cirilium stock loan in full on March 3, 2003, and Mr. Rauchle paid off his Cirilium stock loan in full on October 28, 2003. The following table sets forth the details of the Cirilium loans, including payoffs, through December 31, 2003.

		Life-to-date	Principal and	Loan
	Original Stock	Accrued	Interest Payments	Balance at
Name	Loan Balance ($)	Interest	Through 12-31-03	12-31-03
Norman Stout (a)	250,000	35,048	285,048	—
Craig W. Rauchle (b)	200,000	31,669	231,669	—

(a)	Mr. Stout paid the entire remaining outstanding principal and interest on his loan on March 3, 2003.

(b)	Mr. Rauchle paid the entire remaining outstanding principal and interest on his loan on October 28, 2003.

Executive Compensation Program for Key Executives

     The total compensation program for executives includes both cash and equity-based compensation. The Compensation Committee determines the level of salary for executive officers and determines the salary or salary ranges based upon periodic reviews of base salary levels for comparable officer positions in similar companies of comparable size. Salary changes are based upon comparable market rates, the Compensation Committee’s assessment of the executive’s performance, and the scope and complexity of the position held.

     At the beginning of 2003, the Compensation Committee considered the Company’s target earnings per share goals and the operating plans of the Company. Consideration included past and anticipated performance, new product and market expectations, assets employed and similar factors. The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were established for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels (limited to a maximum percentage of base salary), were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Seventy-five percent of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and 25% was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 60% to 100% of annual base compensation were set for the Named Executive Officers.

     The cash bonuses in the Summary Compensation Table reflect the performance of the Named Executive Officers against the targets established at the beginning of each year.

Chief Executive Officer

     The Chief Executive Officer’s salary for 2003 was determined based upon a review of the salaries of Chief Executive Officers of similar companies of comparable size and capitalization and upon a review of the Chief Executive Officer’s performance compared with the prior year and the 2002 budget. The Compensation Committee determined that the CEO’s 2003 maximum bonus opportunity should remain unchanged from prior years, at a level of 100% of base salary. No stock options were granted to Mr. Mihaylo to purchase Inter-Tel stock during 2003.

COMPENSATION COMMITTEE: J. Robert Anderson (Chairman), Gary D. Edens and Roland C. Haden

February 17, 2004

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

     The following graph compares the cumulative total return of the Company’s Common Stock with the Nasdaq U.S. Index and the Nasdaq Telecommunications Stocks index from December 1998 to December 2003. Inter-Tel selected the Nasdaq Telecommunications Stock index for comparisons in this second graph and for future comparative periods.

COMPARISON OF CUMULATIVE TOTAL RETURNS AMONG
INTER-TEL, NASDAQ U.S. AND NASDAQ TELECOM INDICES

Legend

Description	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
INTER-TEL, INCORPORATED	100.0	107.2	33.1	83.0	90.8	109.3
Nasdaq U.S.	100.0	185.4	111.8	88.8	61.4	91.8
Nasdaq Telecommunications Stocks:
(SIC 4800-4899 US & Foreign)	100.0	178.7	76.1	51.0	23.5	39.0

Notes: A. The lines represent monthly index levels derived from compounded daily returns that include all dividends. B. The indexes are re-weighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used. D. The index level for all series was set to $100.0 on 12/31/98.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2003. Information is included for both equity compensation plans approved by Inter-Tel shareholders and equity compensation plans not approved by Inter-Tel shareholders.

	Common shares to		Common shares
	be issued upon	Weighted-average	available for future
	exercise of	exercise price of	issuance under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by Inter-Tel shareholders	3,882,980 (1)	$13.33	988,404 (2)
Equity compensation plans not approved by Inter-Tel shareholders	533,151 (3)	$16.02	73,414
Totals:	4,416,131	$13.66	1,061,818

(1)	Includes options to purchase shares outstanding under the plans approved by Inter-Tel shareholders. Of these shares, options to purchase 310,050 shares were outstanding from the Inter-Tel 1994 Long-Term Incentive Plan, options to purchase 3,467,930 shares were outstanding from the Inter-Tel 1997 Long-Term Incentive Plan and options to purchase 105,000 shares were outstanding from the 1990 Inter-Tel Director Option Plan.

(2)	Includes shares available for future issuance under the Inter-Tel 1994 Long-Term Incentive Plan, the Inter-Tel 1997 Long-Term Incentive Plan, the 1990 Inter-Tel Director Option Plan and the Inter-Tel 1997 Employee Stock Purchase Plan; excludes securities reflected in column (a). Of these shares, 26,026 shares were available under the 1994 Long-Term Incentive Plan, 321,036 shares were available under the Inter-Tel 1997 Long-Term Incentive Plan, 125,000 shares were available under the 1990 Inter-Tel Director Option Plan and 516,342 shares were available under the Inter-Tel 1997 Employee Stock Purchase Plan. Under the Inter-Tel 1997 Long-Term Incentive Plan, the amount of shares authorized for issuance increases annually by the lesser of (a) 2.5% of the outstanding shares on that date, (b) 750,000 shares (subject to appropriate adjustments for stock splits, dividends, subdivisions, combinations, recapitalizations and like transactions) or (c) a lesser amount as determined by the Inter-Tel Board of Directors.

(3)	As of December 31, 2003, individual options to purchase a total of 533,151 shares had been assumed or issued in connection with acquisition transactions by Inter-Tel, at a weighted average exercise price of $16.02 per share. These options were issued under the Inter-Tel Acquisition Stock Option Plan, which has not been approved by Inter-Tel shareholders.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table and footnotes thereto set forth the beneficial ownership of Common Stock of the Company as of the Record Date, by (a) each director and nominee for director of the Company who owned shares as of such date, (b) each of the Named Executive Officers (defined below), (c) all directors and executive officers of the Company as a group and (d) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock:

Shares of Common Stock
Beneficially Owned

	Owned
	Excluding	Right to	Total Number		Percent
Name	Stock Options	Acquire (2)	of Shares (1)		of Total
Steven G. Mihaylo 1615 S. 52nd Street, Tempe, Arizona, 85281	5,185,498	—	5,185,498		19.4
J. Robert Anderson	10,000	30,000	40,000		*
Jerry W. Chapman	2,569	30,000	32,569	(3)	*
Gary D. Edens	11,836	30,000	41,836		*
C. Roland Haden	19,253	15,000	34,253		*
Craig W. Rauchle	5,898	448,200	454,098		1.7
Norman Stout	18,861	368,200	387,061	(4)	1.4
Jeffrey T. Ford	28,672	138,000	166,672	(5)	*
Kurt R. Kneip	27,588	69,500	97,088	(6)	*
All directors and executive officers as a group (9 persons)	5,310,175	1,128,900	6,439,075		24.1
Other Beneficial Owners:
Entities Affiliated with Barclays Global (7) 45 Fremont Street, San Francisco, CA 94105	1,863,635	—	1,863,635	(7)	7.0
Entities Affiliated with Putnam Investments (8) One Post Office Square, Boston, MA 02109	1,838,765	—	1,838,765	(8)	6.9

* Less than 1%.

(1)	Determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this rule, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that all options held by such person (but not those held by any other person) that are exercisable within 60 days from the Record Date have been exercised. All persons named in the table have sole voting and investment power with respect to all shares issuable pursuant to stock options. Unless otherwise noted in subsequent footnotes to this table, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Shares that can be acquired through stock options vested through March 5, 2004, or within 60 days of that date.

(3)	With respect to 2,569 of these shares, Mr. Chapman shares voting and investment power with his spouse.

(4)	With respect to 18,861 of these shares, Mr. Stout shares voting and investment power with his spouse.

(5)	With respect to 27,417 of these shares, Mr. Ford shares voting and investment power with his spouse.

(6)	With respect to 16,000 of these shares, Mr. Kneip shares voting and investment power with his spouse.

(7)	Based solely upon information contained in a Schedule 13G filed February 13, 2004. Of the total 1,863,635 shares owned, 1,498,820 shares were reported by Barclays Global Investors, NA and 364,815 shares were reported by Barclays Global Fund Advisors. Of these shares, the number of shares to which Barclays has sole power to vote or direct the vote, and sole power to dispose or to direct the disposition of totaled 1,647,758 shares.

(8)	Based solely upon information contained in a Schedule 13G filed February 9, 2004. Of the total 1,838,765 shares owned, 1,116,145 shares were reported by Putnam Investment Management, LLC and 722,620 shares were reported by The Putnam Advisory Company, LLC. Of these shares, Putnam has no sole power to vote or direct the vote, and no sole power to dispose or to direct the disposition of totaled. Of these shares, the number of shares to which Putnam has shared power to vote or direct the vote totaled 666,985 shares, and shared power to dispose or to direct the disposition of totaled 1,838,765 shares.

DIRECTOR COMPENSATION

     We do not pay directors who are also officers of the Company additional compensation for their service as directors. During 2003, compensation for each non-employee director included the following:

Description	Through 2-16-03	After 2-16-03
Each regularly scheduled Board of Directors meeting attended	$1,500	$1,500
Quarterly stipend for non-chairman committee members	$5,000	$5,000
Quarterly stipend for compensation committee chairman	$5,500	$5,500
Quarterly stipends for audit committee chairman	$7,000	$8,500
Each regularly scheduled compensation committee meeting attended	$1,000	$1,000
Each regularly scheduled audit committee meeting attended	$2,000	$2,000
Each special meeting of the Board or committee of the Board	$1,000	$1,000
Expenses of attending Board and Committee meetings	As incurred	As incurred
The Company also allows each director to elect to participate in the health benefit plans each year. Directors are offered participation in the same plans offered to employees, subject to payment by each electing director at employee participant rates, plus all applicable co-pays and/or deductibles.
	Participation offered in Company plans	Participation offered in Company plans
Annual stock option grants to purchase shares of Common Stock, pursuant to the Company’s Director Stock Option Plan (as amended), at the market price five (5) business days after the date of the annual Board meeting	7,500	7,500

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation earned for services rendered to the Company during the fiscal years 2003, 2002 and 2001 by the Chief Executive Officer and the four other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of 2003 and whose aggregate salary and bonus in fiscal 2003 exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards
					All
				Securities	Other
		Salary	Bonus	Underlying	Compensation
Name and Position	Year	($)	($) (1)	Options (#)	($) (2)
(a)	(b)	(c)	(d)	(g)	(i)
Steven G. Mihaylo	2003	315,000	46,707	0	6,032
Chairman and Chief	2002	300,000	240,000	0	256,500
Executive Officer	2001	300,000	0	0	6,000

Craig W. Rauchle	2003	315,000	46,707	100,000	50,610
Exec. Vice President and	2002	300,000	300,000	0	282,287
Chief Operating Officer	2001	300,000	0	372,000	15,796

Norman Stout	2003	315,000	46,707	100,000	15,998
Exec. Vice President and	2002	300,000	300,000	0	244,328
Chief Administrative Officer	2001	300,000	0	372,000	16,466

Jeffrey T. Ford	2003	263,000	88,894	10,000	5,030
Sr. Vice President and	2002	250,000	168,942	0	45,500
Chief Technology Officer	2001	221,157	0	40,000	5,100

Kurt R. Kneip	2003	188,000	14,726	7,500	5,030
Sr. Vice President and	2002	174,038	70,000	0	5,221
Chief Financial Officer	2001	150,000	0	20,000	4,500

(1)	The Compensation Committee set earnings per share performance levels for the consolidated Company, upon which incentives were placed for each of the executives. Cash bonus awards, based upon meeting or exceeding such performance levels and limited to a percentage of base salary, were set for each executive officer. With the exception of Mr. Ford, Named Executive Officer bonuses were based entirely on Inter-Tel earnings per share targets. Seventy-five percent of the performance award opportunity for Mr. Ford was based on earnings and other specific measurements within his operating segment of the Company, and 25% was based on Inter-Tel earnings per share targets. Maximum bonus awards, ranging from 60% to 100% of annual base compensation were set for the Named Executive Officers. Column (d) reflects net bonuses achieved for these performance targets.

(2)	In February 2002, Inter-Tel received a gross cash award of $20 million as a result of an arbitration settlement in connection with a lawsuit filed by Inter-Tel in 1996. As a result of this settlement and in recognition of such executives’ efforts in connection with the lawsuit, the Board of Directors approved one-time payments of $250,000, $225,000, $225,000 and $40,000 to Steven G. Mihaylo, Craig Rauchle, Norman Stout, and Jeff Ford, respectively. During 2003, Mr. Rauchle also received $35,385 in other compensation related to reimbursement of health and welfare benefits for a family member. The Company contribution under its 401(k) Retirement Plan for 2003 was $5,030 each for Messrs. Rauchle, Stout, Ford and Kneip. Messrs. Mihaylo, Rauchle and Stout received auto allowances of $6,032, $6,000 and $6,000 respectively during 2003. In addition, Messrs. Stout and Rauchle received reimbursements of $4,968 and $4,195, respectively, for club dues and expenses. No compensation is present under omitted columns (e), (f) and (h).

     The following table below sets forth information concerning stock options held or acquired by each of the Named Executive Officers during the year ended December 31, 2003:

AGGREGATED OPTION EXERCISES IN 2003 AND DECEMBER 31, 2003 OPTION VALUES

Number of
			Unexercised	Value of in-the-money
			Options	options
	Shares		At December 31,	At December 31,
	Acquired		2003 (#)	2003 ($) (2)
	on	Value
Name	Exercise	Realized	Exercisable/	Exercisable/
	(#)	($) (1)	Unexercisable	Unexercisable
(a)	(b)	(c)	(d)	(i)
Steven G. Mihaylo	—	—	-- / --	-- / --
Craig W. Rauchle	45,000	988,784	353,800/323,200	5,837,655/4,543,413
Norman Stout	35,000	556,203	273,800/323,200	2,880,817/4,543,413
Jeffrey T. Ford	—	—	128,000/40,000	1,966,095/559,195
Kurt R. Kneip	—	—	64,000/21,500	1,176,220/301,170

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	Based upon the market price of $24.98 per share, which was the closing selling price per share of Common Stock on the Nasdaq National Market on the last day of the Company’s 2003 fiscal year, less the option exercise price payable per share.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	Percent of Total			of Stock Price Appreciation
	Underlying Options	Options Granted To Employees	Exercise	Expiration	for Option Terms (3)
Name	Granted	In Fiscal Year (1)	Price ($/Sh)	Date (2)	5%($)	10%($)
Craig W. Rauchle	100,000	11.4%	$14.03	4/21/2013	$882,339	$2,236,021
Norman Stout	100,000	11.4%	$14.03	4/21/2013	$882,339	$2,236,021
Jeffrey T. Ford	10,000	1.1%	$13.57	4/14/2013	$85,341	$216,271
Kurt R. Kneip	7,500	0.9%	$13.57	4/14/2013	$64,006	$162,203

Increase in market value of the Company’s Common Stock for all shareholders at assumed annual rates of stock price appreciation (as used in the table above) from $24.98 per share, over the ten-year period, based on 25.4 million shares outstanding on December 31, 2003.
5% (to $40.69/sh) $399.4 million	10% (to $64.79/sh) $1,012.2 million

(1)	The Company granted options to purchase 879,950 shares of Common Stock to employees and directors in fiscal 2003 pursuant to the Company’s 1994 and 1997 Long Term Incentive Plans, Acquisition Stock Option Plan and Director Stock Option Plan, in each case as amended. The above listed executive officer option grants vest at a rate of 20% per year on the anniversary of the grant date. All Director Stock Option Plan grants vest six months from the date of grant. The exercise price for each option to purchase Common Stock equals the fair market value of the Common Stock on the date of such grant.

(2)	The term of each option is ten years. Options may terminate before their expiration upon the termination of the optionee’s status as an employee or consultant, or upon the death of the optionee.

(3)	Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 62.9% (at 5% per year) and 159.4% (at 10% per year). The assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of future stock price growth. Actual gains, if any, on stock option exercises are dependent upon the Company’s future financial performance, overall market conditions and the option holders’ continued employment or consultancy through the vesting period.

Certain Relationships and Related Party Transactions

     Please refer to “Executive Compensation Principles” above for information regarding loans offered to Named Executive Officers to acquire the Company’s Common Stock.

     In February 2004, our Board of Directors approved two forms of Key Employee Change in Control Severance Agreements (“Change of Control Agreements”), entered into between the Company and each of our executive officers and one other key employee, as set forth in the table below. Under these agreements, in the event that within 90 days prior to a change of control or within 24 months following a change of control of Inter-Tel, Inter-Tel or its successor terminates the employment of such an executive without cause or an event constituting good reason occurs and the executive resigns upon such an event, the executive will be entitled to: (i) up to two times the sum of such executive’s base salary, (ii) up to 100% of any earned but unpaid bonus, (iii) continued employee benefits for up to 12 months, and (iv) full vesting of all outstanding options and restricted stock awards. To the extent that the payment of these benefits triggers the excise tax under Section 4999 of the Code or any comparable federal, state, local or foreign excise tax, the Executive’s severance benefits for base salary and earned but unpaid bonuses pursuant to section 4(a)(i) shall be either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing (a) or (b) amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

     We entered into Change of Control Agreements with the following executive officers and key employee in March 2004:

Change of Control Severance Agreements

Tier 1 (a)	Tier 2 (b)
Steven G. Mihaylo	Jeffrey T. Ford
Craig W. Rauchle	John L. Gardner
Norman Stout	Kurt R. Kneip

(a)	Refer to Exhibit 10.63 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 1 Agreement.

(b)	Refer to Exhibit 10.64 to our Annual Report on Form 10-K filed March 12, 2004 for a copy of the sample Tier 2 Agreement.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and ten percent shareholders were complied with.

OTHER MATTERS

     The Board of Directors is not aware of any matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named on the accompanying Proxy will have the authority to vote on those matters in accordance with their own judgment.

By Order of the Board of Directors

Kurt R. Kneip, Secretary
March 17, 2004

EXHIBIT A

INTER-TEL, INCORPORATED

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSES:

The purpose of the Compensation Committee of the Board of Directors (the “Board”) of Inter-Tel, Incorporated (the “Company”) shall be to assist the Board in fulfilling its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for evaluating and recommending to the Board the compensation plans, policies and programs of the Company.

The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

STATEMENT OF PHILOSOPHY:

The policy of the Compensation Committee is to maximize stockholder value over time. The primary goal of the Company’s Compensation Committee and its executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal the Compensation Committee attempts (i) to offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level, and to reward outstanding achievement, (ii) to maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) to encourage executives to manage from the perspective of owners with an equity stake in the Company.

MEMBERSHIP:

The Compensation Committee will be appointed by, and will serve at the discretion of, the Board. The Compensation Committee shall consist of no fewer than two members. The members of the Compensation Committee must meet the following criteria:

•	When applicable, the independence requirements of Rule 4200 of the Marketplace Rules of the Nasdaq Stock Market, as promulgated in the Manual of the National Association of Securities Dealers, Inc., as amended;

•	The “non-employee director” definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and

•	The “outside director” definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board shall annually appoint the members of the Compensation Committee and (if any) the Chair of the Compensation Committee, immediately following the Company’s annual meeting of stockholders.

RESPONSIBILITIES:

The responsibilities of the Compensation Committee shall include the following:

•	The Compensation Committee shall annually review, approve and make recommendations to the Board of Directors for the CEO and other executive officers of the Company regarding (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and percentage opportunity, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation, compensation policies or arrangements. In reviewing and approving such matters, the Compensation Committee shall consider such matters as it deems appropriate, including the Company’s financial and operating performance, the alignment of the interests of the executive officers and the Company’s stockholders, the performance of the Company’s common stock and the Company’s ability to attract and retain qualified individuals. Any recommendation regarding compensation of the CEO must be determined by the Compensation Committee in a meeting without the CEO present.

•	The Compensation Committee shall annually review and make recommendations to the Board regarding the compensation policy for such other officers of the Company as directed by the Board.

•	The Compensation Committee shall annually review and make recommendations to the Board regarding general compensation goals and guidelines for the Company’s employees and the criteria by which bonuses to the Company’s employees are determined.

•	The Compensation Committee shall prepare a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the CEO for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers.

•	The Compensation Committee shall act as Administrator (as defined therein) of all existing and any subsequent stock option plans adopted and approved by the Company’s Board and stockholders, if appropriate. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder, as long as the Compensation Committee is comprised entirely of “non-employee directors,” as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act), and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

•	The Compensation Committee may review and make recommendations to the Board regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company.

•	The Compensation Committee may authorize the repurchase of shares from terminated employees pursuant to applicable law.

•	The Compensation Committee may form and delegate authority to subcommittees when appropriate.

•	The Compensation Committee shall make regular reports to the Board.

•	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

•	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	The Compensation Committee shall review any issues concerning the legal compliance and maintenance of the Company’s employee benefit plans.

MEETINGS:

It is anticipated that the Compensation Committee will meet as necessary, but at least once each year. The Compensation Committee may establish its own schedule, which it will provide to the Board in advance.

At least once annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES:

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Compensation Committee will provide written reports to the Board of the Company regarding recommendations of the Compensation Committee submitted to the Board for action. Also, as requested by the Board, the Compensation Committee will make full reports of their activities to the Board in executive session.

COMPENSATION:

Members of the Compensation Committee shall receive such fees for their service as Compensation Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Compensation Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

EXHIBIT B

CHARTER FOR THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF INTER-TEL, INCORPORATED

1. PURPOSE

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of Inter-Tel, Incorporated (the “Company”) shall be to:

•	review and make recommendations to the Board of Directors regarding matters concerning corporate governance;

•	review the composition and evaluate the performance of the Board of Directors; select, or recommend for the selection of the Board of Directors, director nominees in accordance with the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”); and evaluate director compensation;

•	review the composition of committees of the Board of Directors and recommend persons to be members of such committees; and

•	review conflicts of interest of members of the Board of Directors and corporate officers.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. MEMBERSHIP AND ORGANIZATION

Composition. The Committee shall consist of no fewer than three members of the Board of Directors. All members of the Committee shall be appointed and replaced by the Board of Directors, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Rules. The Board of Directors may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate.

Meetings. The Committee will meet at least once per quarter. The Committee may establish its own meeting schedule, which it will provide to the Board of Directors. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board of Directors on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities. In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board of Directors, and shall have sole authority to approve such experts’ fees and other retention terms.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors.

3. RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

•	Develop principles of corporate governance and recommend them to the Board of Directors for its consideration and approval;

•	Review annually the principles of corporate governance approved by the Board of Directors to ensure that they remain relevant and are being complied with;

•	Oversee the evaluation of the Company’s management;

•	Consider and, if the Committee deems it appropriate, recommend ways to enhance communications and relations with stockholders;

•	If the Committee deems it appropriate, develop and document a process for stockholders to send communications to the Board and identify the Board members to whom such communications may be sent.

•	Determine (i) the criteria by which a communication from a third party will be classified as a communication from a stockholder and (ii) whether all stockholder communications will be sent directly to the Board. If not all stockholder communications will be sent directly to the Board, develop and document a process for determining which stockholder communications will be relayed to the Board.

•	Consider and, if the Committee deems it appropriate, adopt a policy regarding director attendance of the annual meeting of stockholders.

•	Consider and, if the Committee deems it appropriate, adopt policies regarding director access to management and independent advisors.

•	Review periodically the succession planning for the Chief Executive Officer and other executive officers, report its findings and recommendations to the Board of Directors, and work with the Board of Directors in evaluating potential successors to these executive management positions;

•	Oversee compliance by the Board of Directors and its committees with applicable laws and regulations, including the Nasdaq Rules and regulations promulgated by the Securities and Exchange Commission; and

•	Encourage Board members to remain current with best practices in corporate governance, and actively support attendance at directors’ education programs.

Composition of the Board of Directors, Evaluation and Nominating Activities

•	Review the composition and size of the Board of Directors and determine the criteria for membership on the Board of Directors, including issues of character, judgment, independence, expertise, corporate experience, length of service, other commitments and the like;

•	Identify, consider and select, or recommend for the selection of the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors, and review any candidates recommended by stockholders, provided such recommendations are timely submitted in writing to the Secretary of the Company and include the recommended candidate’s name, biographical data and qualifications, in each case in accordance with the Company’s bylaws, certificate of incorporation and applicable federal proxy rules;

•	Develop and document a policy with respect to the Corporation’s consideration of director candidates recommended by the stockholders of the Corporation.

•	If the Committee determines that the Corporation should consider candidates recommended by stockholders, (i) develop and document the procedures to be followed by stockholders in submitting these recommendations, (ii) develop and document the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, and (iii) determine whether the Committee will evaluate a nominee differently based on whether or not the nominee is recommended by a stockholder.

•	Evaluate the performance of individual members of the Board of Directors eligible for re-election, and select, or recommend for the selection to the independent members of the Board of Directors (as determined pursuant to the Nasdaq Rules), the director nominees for election to the Board of Directors by the stockholders at the annual meeting of stockholders;

•	Evaluate director compensation, consulting with outside consultants and/or with the Human Resources department when appropriate, and make recommendations to the Board of Directors regarding director compensation; and

•	Review and make recommendations to the Board of Directors with respect to the issuance of stock options to directors and any proposed amendments stock plans pursuant to which such Director options are issued, subject to obtaining stockholder approval of any amendments as required by law or the Nasdaq Rules.

Committees of the Board of Directors

•	Periodically review the composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the change in mandate or dissolution of committees; and

•	Recommend to the Board of Directors persons to be members of the various committees.

Conflicts of Interest

•	Review and monitor the Company’s Code of Business Conduct and Ethics;

•	Consider questions of possible conflicts of interest of members of the Board of Directors and of corporate officers; and

•	Review actual and potential conflicts of interest of members of the Board of Directors and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

INTER-TEL, INCORPORATED ANNUAL MEETING OF SHAREHOLDERS
Tuesday, April 27, 2004, 10:00 A.M.
1615 S. 52nd Street, Tempe, Arizona 85281

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted ''FOR’’ Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Kurt R. Kneip, Jeffrey T. Ford and Norman Stout, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

There are three ways to vote your Proxy. Your Internet or telephone votes authorize the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1. VOTE BY INTERNET— www.eproxy.com/intl/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2004.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

2. VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 26, 2004.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

3. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Inter-Tel, Incorporated, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by Phone, please do not mail your Proxy Card.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

     1. Election of directors:

01 Steven G. Mihaylo	04 Gary D. Edens
02 J. Robert Anderson	05 C. Roland Haden
03 Jerry W. Chapman

Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) _______________________________

2. To consider and ratify the appointment of Ernst & Young LLP as the Company’s independent auditors.        For        Against         Abstain

3. To transact such other business as may properly come before the meeting or any adjournment thereof.        For        Against         Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box     Indicate changes below:

Date: _____________________________

Signature(s) in Box:

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.